Exhibit 99.1

BTCS Inc. Capitalizes on Market Dislocations to Expand Ethereum Holdings and Staking Operations

Silver Spring, MD – (Newsfile Corp. – April 28, 2025) – BTCS Inc. (Nasdaq: BTCS) (“BTCS” or the “Company”), a blockchain technology-focused company, today announced a strategic initiative to expand its Ethereum holdings and staking capacity through borrowing on AAVE, the leading decentralized lending (“DeFi”) protocol.

With Ethereum’s price action stabilizing following recent market volatility, BTCS believes the current market represents a compelling opportunity to increase exposure to ETH. As part of its broader strategy to capture long-term value within the Ethereum ecosystem, BTCS has begun borrowing USDT via AAVE, using ETH as collateral. The proceeds are being used to acquire additional ETH, which BTCS intends to drive staking operation growth through deploying additional validators.

“Market dislocations often create opportunities for disciplined, long-term focused companies,” said Charles Allen, CEO of BTCS. “In our view, Ethereum is at or near a cyclical bottom. By responsibly leveraging decentralized financial infrastructure, we are increasing our exposure to ETH and accelerating our ability to earn staking rewards at a substantially lower cost of capital than alternative funding structures.”

AAVE borrowing rates are variable and subject to market conditions. Historical rates have fluctuated, with some periods showing rates below 5%. This structure provides BTCS with access to capital at attractive rates without any equity dilution, thereby preserving shareholder value while expanding operational capacity.

This move builds on BTCS’s vertically integrated strategy, combining validator operations with innovative block building through its Builder+ platform. By staking more ETH and maintaining validator infrastructure, BTCS aims to participate in Ethereum’s consensus mechanism while seeking to grow revenue and improve margins.

About BTCS:

BTCS Inc. (Nasdaq: BTCS) is a U.S.-based blockchain infrastructure technology company currently focused on driving scalable revenue growth through its blockchain infrastructure operations. BTCS has honed its expertise in blockchain network operations, particularly in block building and validator node management. Its branded block-building operation, Builder+, leverages advanced algorithms to optimize block construction for on-chain validation, thus maximizing gas fee revenues. BTCS also supports other blockchain networks by operating validator nodes and staking its crypto assets across multiple proof-of-stake networks, allowing crypto holders to delegate assets to BTCS-managed nodes. In addition, the Company has developed ChainQ, an AI-powered blockchain data analytics platform, which enhances user access and engagement within the blockchain ecosystem. Committed to innovation and adaptability, BTCS is strategically positioned to expand its blockchain operations and infrastructure beyond Ethereum as the ecosystem evolves. Explore how BTCS is revolutionizing blockchain infrastructure in the public markets by visiting www.btcs.com.

Forward-Looking Statements:

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding investment opportunities from Ethereum, growing revenue, improving margins, and our ability to capitalize on Ethereum’s growth. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon assumptions and are subject to various risks and uncertainties, including without limitation regulatory issues (including potential SEC enforcement actions and regulatory changes affecting DeFi protocols), cybersecurity risks, technological challenges, market adoption risks, changes in blockchain protocols, continued volatility in the cryptocurrency markets, smart contract risks, liquidation risks associated with DeFi borrowing, and other risks inherent to blockchain technology and cryptocurrency operations, as well as risks set forth in the Company’s filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2024 which was filed on March 20, 2025. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements, whether as a result of new information, future events, or otherwise, except as required by law.

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Investor Relations:

Charles Allen – CEO

X (formerly Twitter): @Charles_BTCS

Email: ir@btcs.com